Exhibit 99.1

April 2, 2008	FOR IMMEDIATE
RELEASE

For more information, contact:
First Place Financial Corp.	OC Financial Inc.
Steven R. Lewis, President & CEO	Diane M. Gregg,
David W. Gifford, CFO	President & CEO
330-373-1221	614-761-2302

First Place Financial Corp. Announces

Definitive Agreement to Acquire OC Financial

WARREN and DUBLIN, Ohio, April 2, 2008—First Place Financial Corp. (NASDAQ: FPFC), the holding company for First Place Bank headquartered in Warren, Ohio, and OC Financial Inc. (OTC-BB: OCFL), the holding company for Ohio Central Savings headquartered in Dublin, Ohio, today announced that they have reached a definitive agreement for First Place to acquire OC Financial in a stock merger transaction. This transaction is valued at approximately $7.2 million, based on the average closing price of First Place common stock for the 10 business days ended April 1, 2008 of $13.37 which would result in a value of $12.86 for each OC Financial share.

Under the terms of the agreement, which has been unanimously approved by the Boards of Directors of both companies, OC Financial shareholders will be entitled to receive 0.9615 shares of First Place common stock for each share of OC Financial common stock. The value of the transaction and the value of each share of First Place common stock may be higher or lower at the time of closing depending on the share price of First Place common stock. First Place common stock received by OC Financial shareholders is expected to qualify as a tax-free exchange.

Steven R. Lewis, President and Chief Executive Officer of First Place commented, “In recent years First Place has built formidable mortgage and commercial lending operations in the Columbus, OH MSA. OC Financial’s presence provides us with a retail deposit hub to support and expand our lending operations and to lead our efforts to expand our retail franchise into very attractive markets. In addition, their Cleveland Heights retail location is consistent with our strategic plan to grow our east side retail presence.”

As of today, the combined financial institution would rank as the 33rd largest publicly-traded savings institution in the United States and the second largest publicly traded savings institution in Ohio with $3.4 billion in assets, $2.3 billion in deposits, 45 retail branches, 2 business financial service centers, and 20 loan production offices. Among the strategic benefits of completing the transaction are providing First Place with a stable source of retail deposits and an attractive addition to First Place’s current retail presence.

Diane Gregg, President and Chief Executive Officer of OC Financial commented, “In considering strategic alternatives, our board of directors placed a great deal of value on the First Place culture. Our heritage is one of being a community oriented financial institution, and though much larger, we believe First Place shares many of our customer service driven goals. The wide array of First Place’s product offerings will allow us to expand important services and products that should be very attractive to both our retail and business customers and to the markets we serve.”

Based upon the 10 day average closing price of First Place stock ending April 1, 2008, the approximate value of this transaction is $7.2 million and 1.19 times OC Financial’s stated and tangible book value. The transaction is expected to contribute positively to First Place’s earnings per share, excluding one-time merger-related costs, in its fiscal year ending June 30, 2009.

The transaction is expected to close late in the second calendar quarter of 2008, pending regulatory approval, approval of the transaction by OC Financial’s shareholders and satisfaction of other customary closing conditions.

First Place is represented in the transaction by its financial advisor, Sandler O’Neill & Partners, L.P. and its legal advisor, Patton Boggs LLP. OC Financial is represented in this transaction by its financial advisor Keefe, Bruyette & Woods, Inc. and its legal advisor Luse Gorman Pomerenk & Schick, P.C.

About First Place Financial Corp.

First Place Financial Corp., a $3.3 billion financial services holding company based in Warren, Ohio, operates 43 retail locations, 2 business financial service centers and 20 loan production offices through the First Place Bank and Franklin Bank divisions of First Place Bank. Additional affiliates of First Place Financial Corp. include First Place Insurance Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd.; TitleWorks Agency, LLC; and APB Financial Group, Ltd., an employee benefit-consulting firm and specialist in wealth management services for businesses and consumers. Information about First Place Financial Corp. may be found on the Company’s Web site at www.firstplacebank.com.

About OC Financial

OC Financial is a $64 million financial services holding company headquartered in Dublin, Ohio. Its primary subsidiary, Ohio Central Savings provides financial services to individuals, families and businesses in the Columbus, Ohio and Cleveland, Ohio metropolitan areas through full service banking offices located in Dublin, Ohio and Cleveland Heights, Ohio. Information about OC Financial may be found on the Company’s Web site at www.ocsavings.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “expect,” “believe,” “intend,” “plan,” “estimate,” “may,” “should,” “will likely result,” “will continue,” “is anticipated,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those indicated in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in forward looking statements: (1) the businesses of First Place and OC Financial may not be combined successfully or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with the governmental approvals of the merger; (5) the shareholders of OC Financial may fail to approve the merger; (6) changes in general economic conditions, which could affect the volume of loan originations, deposit flows and real estate values, credit quality trends; (7) changes in laws, regulations or policies by government or regulatory agencies, (8) fluctuations in interest rates, (9) change in the demand for loans in the market areas that First Place and OC Financial conduct their respective business, and (10) competition from other financial services companies in First Place’s and OC Financial’s markets. These statements include, but are not limited to, statements about First Place’s and OC Financial’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts. First Place and OC Financial caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. First Place and OC Financial undertake no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

This press release does not constitute an offer of securities by either OC Financial or First Place. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. The registration statement will contain a proxy statement / prospectus to be distributed to the shareholders of OC Financial in connection with their vote on the merger. SHAREHOLDERS OF OC FINANCIAL ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS, WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The information in this press release is not a substitute for the registration statement and any other documents First Place and OC Financial intend to file with the SEC and, in the case of OC Financial, with the Office of Thrift Supervision (“OTS”).

The prospectus/proxy statement will be, and other documents filed or to be filed by First Place with the SEC will be, available free of charge at the SEC’s website (www.sec.gov) or from First Place by contacting David W. Gifford, CFO, First Place Financial Corp, Inc., 330-373-1221.

The prospectus/proxy statement will be, and other documents filed or to be filed by OC Financial with the OTS will be available at the OTS Reading Room, 1700 G Street NW, Washington, D.C., 20552 or from OC Financial by contacting Diane Gregg, Chief Executive Officer, OC Financial, (614) 761-2302 ext 135.

OC Financial is currently not engaged in a solicitation of proxies from the security holders of OC Financial in connection with First Place’s proposed acquisition of OC Financial. If a proxy solicitation commences, OC Financial and its directors, executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies from the shareholders of OC Financial in connection with the proposed merger. Information about the directors and executive officers of OC Financial and their ownership of OC Financial common stock is set forth in the proxy statement, dated 1/22/07, for OC Financial’s 2007 annual meeting of shareholders, as filed with the SEC, which is available on the SEC’s website (www.sec.gov) and at OC Financial’s address as set forth above. Copies of the proxy will be available from OC Financial by mailing Diane Gregg, Chief Executive Officer, OC Financial, 6033 Perimeter Drive, Dublin, Ohio 43017, or by phone (614) 761-2302 ext. 135. Additional information regarding the interests of such participants may be obtained by reading the proxy statement/prospectus when it becomes available.